UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2012

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 5, 2012, EnerNOC, Inc. (the “Company”) entered into a new lease for its principal executive offices at One Marina Park Drive, Floors 4-6, Boston, Massachusetts 02210 pursuant to that certain One Marina Park Drive Office Lease, dated July 5, 2012, by and between the Company and Fallon Cornerstone One MPD LLC (the “New Lease”). Pursuant to the New Lease, the Company has agreed to lease approximately 82,000 square feet of office space and expects to move into such premises on or about May 1, 2013. The term of the New Lease began on July 5, 2012 and will continue until July 31, 2020, however the obligation to pay rent will not commence until August 1, 2013. The average monthly rent over the initial term of the New Lease is $321,111.84, exclusive of operating expenses. Pursuant to the New Lease, the Company has a right of first offer, subject to the rights of existing tenants in the building, whereby it may lease certain additional space in the Building during the term of the New Lease and the right to extend the New Lease for one (1) period of five (5) years upon the expiration of the initial term. Under the terms of the New Lease, the Company is required to provide a security deposit in the form of an unconditional and irrevocable letter of credit of approximately $1.8 million, subject to reduction commencing August 1, 2015, and will be required to pay its pro rata share of any building operating expenses and real estate taxes over and above a base year, as well as certain utility costs. Additionally, EnerNOC also has certain rights to sublease the New Lease.

The Company intends to file a copy of the New Lease in connection with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and certain portions of this agreement will be omitted pursuant to a Confidential Treatment Request that the Company expects to file with the Securities and Exchange Commission at the time of filing of such Quarterly Report.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 28, 2012, the Company notified its landlord that it intends to terminate its current lease for its principal executive offices at 75-101 Federal Street, Boston, Massachusetts 02110 effective as of July 1, 2013 pursuant to a termination option contained in Section 35 of Exhibit E to that certain Amended and Restated Office Lease dated August 15, 2008, as amended, by and between the Company and Aslan III Federal, L.L.C. (f/k/a Transwestern Federal, L.L.C.). In connection with this termination, the Company is obligated to pay a termination fee estimated to be approximately $1.1 million, payable in two equal installments. The Company paid the initial installment on June 28, 2012 and the remaining installment will be paid to the landlord on or before July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: July 5, 2012	By:	/s/ David Samuels
	Name: Title:	David Samuels Executive Vice President